                            APPLIED MATERIALS, INC.
                               3050 Bowers Avenue
                         Santa Clara, California 95054
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TUESDAY, MARCH 14, 1995
                                   3:00 P.M.

To the Stockholders:

     The Annual Meeting of Stockholders of Applied Materials, Inc. will be held in the Santa Clara Room at the Renaissance Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California on Tuesday, March 14, 1995 at 3:00 p.m. for the following reasons:

     1. To elect ten directors to serve for a one-year term and until their successors have been elected.

     2.  To approve the adoption of the 1995 Equity Incentive Plan.

     3.  To approve the adoption of the Senior Executive Bonus Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on Friday, January 20, 1995 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                                            By Order of the Board of Directors

                                            DONALD A. SLICHTER
                                            Secretary

Santa Clara, California
January 31, 1995

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                            APPLIED MATERIALS, INC.
                               3050 Bowers Avenue
                         Santa Clara, California 95054

                               ------------------

                                PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors of Applied Materials, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at 3:00 p.m. on March 14, 1995, and at any adjournment or postponement thereof (the "Annual Meeting" or "Meeting"), for the reasons set forth in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on January 20, 1995 are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding 84,200,464 shares of Common Stock. Holders of Common Stock are entitled to one vote for each share held.

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the ten directors proposed by the Board unless the authority to vote for the election of directors (or for any one or more nominees) is withheld and, if no contrary instructions are given, the proxy will be voted FOR the adoption of the 1995 Equity Incentive Plan and FOR the adoption of the Senior Executive Bonus Plan. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy or by attendance at the Meeting and voting in person. Votes will be tabulated by the inspector of elections of the Meeting and results will be announced by the inspector of elections at the conclusion of the Meeting.

     A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) a plurality vote of the shares present, in person or by proxy, at the Meeting and entitled to vote is required for the election of directors, and (ii) the affirmative vote of the majority of the shares present, in person or by proxy, at the Meeting and entitled to vote is required for the adoption of the 1995 Equity Incentive Plan and the Senior Executive Bonus Plan. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against a matter presented at the Meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes.

     The expense of soliciting proxies in the enclosed form will be paid by the Company. Following the original mailing of the proxies and soliciting materials, employees of the Company may solicit proxies by mail, telephone, facsimile transmission and personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company's Common Stock and to request authority for the exercise of proxies; in such cases, the Company will reimburse such holders for their reasonable expenses. Proxies will also be solicited on behalf of management by the firm of Skinner & Co., whose fee ($4,000) and expenses (estimated to be $7,000) will be borne by the Company.

     This Proxy Statement was first mailed to stockholders on or about January 31, 1995.

                         ITEM 1--ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting of Stockholders, a Board of ten directors will be elected, each to hold office until his successor is elected and qualified, or until his death, resignation or removal. Shares represented by the accompanying proxy will be voted for the election of the ten nominees recommended by the Board of Directors, who are named in the following table, unless the proxy is marked in such a manner as to withhold authority so to vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. All of the nominees except Mr. Kawanishi were elected directors by a vote of the stockholders at the last Annual Meeting of Stockholders which was held on March 3, 1994; Mr. Kawanishi was appointed as a director by the Board on December 7, 1994. The Company has no reason to believe that the nominees for election will not be available to serve their prescribed terms. However, if any nominee for any reason is unable to serve or will not serve, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine.

     Dr. Hiroo Toyoda, who has served on the Board of Directors since 1985, has advised the Board that, for personal reasons, he will not be a candidate for reelection to the Board and that he will retire as a director immediately upon conclusion of the 1995 Annual Meeting of Stockholders.

     The following table sets forth certain information concerning the nominees which is based on data furnished by them.

                                                                                        DIRECTOR
     NAME OF NOMINEE       AGE                   PRINCIPAL OCCUPATION                    SINCE
- - - - -------------------------  ---       ---------------------------------------------      --------
James C. Morgan            56        Chairman of the Board and Chief Executive            1977
                                     Officer of the Company
James W. Bagley            56        Vice-Chairman of the Board and Chief                 1987
                                     Operating Officer of the Company
Dan Maydan                 59        President of the Company and Co-Chairman of          1992
                                     Applied Komatsu Technology, Inc.
Michael H. Armacost        57        Distinguished Senior Fellow and Visiting             1993
                                     Professor at the Asia/Pacific Research
                                     Center, Stanford University
Herbert M. Dwight, Jr.**   64        President, Chairman and Chief Executive              1981
                                     Officer of Optical Coating Laboratory, Inc.
George B. Farnsworth**     71        Former Senior Vice President and Group               1974
                                     Executive, Aerospace Business Group, of
                                     General Electric Co.
Philip V. Gerdine*         55        Executive Director (Overseas Acquisitions) of        1976
                                     Siemens AG
Tsuyoshi Kawanishi         65        Senior Adviser to Toshiba Corporation                1994
Paul R. Low*               61        Chief Executive Officer of P.R.L. Associates         1992
Alfred J. Stein**          62        Chairman and Chief Executive Officer of VLSI         1981
                                     Technology, Inc.

- - - - ---------------
 * Member of Audit Committee

** Member of Stock Option and Compensation Committee

     There is no family relationship between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers. The Company's executive officers serve at the discretion of the Board of Directors.

     James C. Morgan has been Chairman of the Board of the Company since 1987 and Chief Executive Officer of the Company since February 1977.

     James W. Bagley has been Chief Operating Officer of the Company since December 1987 and Vice-Chairman of the Board of the Company since December 1993. From December 1987 through December 1993, he was President of the Company. Mr. Bagley is a director of Kulicke and Soffa Industries, Inc., Tencor Instruments and Megatest Corp.

     Dan Maydan has been President of the Company since December 1993 and a Chairman of Applied Komatsu Technology, Inc. (formerly Applied Display Technology, Inc.) since December 1991. From 1990 through December 1993, he was Executive Vice President of the Company. During 1989 and 1990, Dr. Maydan was a Group Vice President of the Company. From March 1984 through February 1989, Dr. Maydan was a Vice President of the Company.

     Michael H. Armacost has been a Distinguished Senior Fellow and Visiting Professor at the Asia/Pacific Research Center, Stanford University since 1993. From 1989 to 1993, he was the U.S. Ambassador to Japan. From 1984 to 1989, he was Undersecretary of State for Political Affairs, U.S. Department of State. Mr. Armacost is a director of TRW, Inc. and AFLAC Incorporated.

     Herbert M. Dwight, Jr. has been President, Chairman and Chief Executive Officer of Optical Coating Laboratory, Inc., a manufacturer of optical thin films and components, since August 1991. From 1988 through 1991, Mr. Dwight was President and Chief Executive Officer of Superconductor Technologies, Inc., a high temperature superconductor research and development company. Mr. Dwight is a director of Applied Magnetics Corporation, Laserscope and Trans Ocean Leasing Corp.

     George B. Farnsworth has been retired since January 1986. From September 1981 through January 1986, he was Senior Vice President and Group Executive, Aerospace Business Group, of General Electric Co.

     Philip V. Gerdine has been Executive Director (Overseas Acquisitions) of Siemens AG, Munich, Germany, a manufacturer of electrical and electronic products, since October 1990. From September 1989 to October 1990, Dr. Gerdine was Managing Director of The Plessey Company, plc, London. From September 1988 to September 1989, he was a Vice President of Siemens Corporation, New York.

     Tsuyoshi Kawanishi has been Senior Adviser to Toshiba Corporation, a manufacturer of electrical and electronic products, since June 1994. From June 1990 to June 1994, he was Senior Executive Vice President and a member of the Board of Directors of Toshiba Corporation. From June 1988 to June 1990, he was Executive Vice President and a member of the Board of Directors of Toshiba Corporation.

     Paul R. Low has been Chief Executive Officer of P.R.L. Associates, a consulting firm, since July 1992. From July 1990 to July 1992, Dr. Low was a Vice President, and General Manager of Technical Products, of International Business Machines Corporation. From July 1987 to July 1990, Dr. Low was a Vice President, and President of the Storage Division, of International Business Machines Corporation. Dr. Low is a director of Solectron Corporation.

     Alfred J. Stein has been Chairman and Chief Executive Officer of VLSI Technology, Inc., a manufacturer of semiconductor devices, since March 1982. Mr. Stein is a director of Tandy Corporation.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met six times during fiscal 1994. Standing committees of the Board include an Audit Committee, which met four times during such fiscal year, and a Stock Option and Compensation Committee, which met five times during such fiscal year. There is no nominating committee. However, potential nominees are interviewed by outside directors, who submit their recommendation to the Board.

     The Audit Committee is comprised of Messrs. Gerdine (Chairman), Low and Toyoda. Messrs. Armacost, Dwight, Farnsworth and Stein are alternate members. All members and alternate members are non-employee directors. Pursuant to the Audit Committee Charter, the Committee addresses on a regular basis matters which include, among other things, (1) making recommendations to the Board of Directors regarding engagement of independent auditors, (2) reviewing with Company financial management the plans for and results of the independent audit engagement, (3) reviewing the adequacy of the Company's system of internal accounting controls, (4) monitoring the Company's internal audit program to assure that areas of potential risk are adequately covered, and (5) reviewing legal and regulatory matters that may have a material impact on the Company's financial statements.

     The Stock Option and Compensation Committee is comprised of Messrs. Dwight (Chairman), Farnsworth and Stein. Messrs. Armacost, Gerdine and Low are alternate members. All members and alternate members are non-employee directors. The Committee's primary functions are to determine remuneration policies applicable to the Company's executive officers and to determine the bases of the compensation of the Chief Executive Officer, including the factors and criteria on which such compensation is to be based. The Committee also administers the Company's 1976 Management Stock Option Plan and will administer the 1995 Equity Incentive Plan and the Senior Executive Bonus Plan.

     Except as described below, no incumbent director during fiscal 1994 attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings held by all committees of the Board on which he served (during the periods that he served). Alfred J. Stein attended seventy-three percent (73%) of the aggregate of such meetings.

COMPENSATION OF DIRECTORS

     Directors who are not officers of the Company each receive a quarterly retainer of $3,000, a fee of $2,000 for each Board meeting attended and a fee of $500 for each committee meeting attended if the committee meets on a day other than the day the Board meets. Dr. Toyoda and Mr. Kawanishi receive an additional $1,200 for each Board meeting. Directors are reimbursed for out-of-pocket costs incurred in connection with attending meetings, and directors who are not residents of California are reimbursed for the costs of preparing California tax returns. Dr. Toyoda and Mr. Kawanishi are also reimbursed for the costs of preparing a U.S. federal tax return.

     Through fiscal 1994, the only compensation plan in which the non-employee directors participated was the 1985 Stock Option Plan for Non-Employee Directors (the "1985 Director Plan"), which expired on the last day of fiscal 1994. The Company is currently proposing to replace the 1985 Director Plan with the 1995 Equity Incentive Plan (the "1995 Plan"), which also governs grants to Company employees. The 1995 Plan provisions pertaining to non-employee director option grants are virtually identical to the corresponding provisions in the 1985 Director Plan, with certain exceptions pertaining to option expiration. See "Item 2-- Adoption of the 1995 Equity Incentive Plan".

     Under the 1985 Director Plan, options to purchase 20,000 shares of the Company's Common Stock were automatically granted to each non-employee director on the date such director was for the first time elected or appointed to the Board of Directors. Thereafter, each such director was automatically granted options to purchase 6,000 shares on the last day of each fiscal year, provided that such automatic option grants were made only if the director was not an employee of the Company or any subsidiary for any part of the fiscal year then ending and had served on the Board of Directors for the entire fiscal year. The exercise price for all options granted under the 1985 Director Plan was 100% of the fair market value of the shares on the grant date and all options became exercisable over a four-year period. The options expired five years after the date of grant or, if earlier, seven months after the optionee ceased to be a director or one year after his death.

                                   MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains certain information regarding beneficial ownership of the Company's Common Stock as of November 1, 1994 by (i) each person which is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the five officers shall be referred to as the "Named Executive Officers"), and (iv) all directors and executive officers as a group:

                                                                       SHARES BENEFICIALLY
                                                                              OWNED
                                                                     -----------------------
               DIRECTORS, OFFICERS AND 5% STOCKHOLDERS                NUMBER         PERCENT
    -------------------------------------------------------------    ---------       -------
    PRINCIPAL STOCKHOLDERS:
    FMR Corp.
      82 Devonshire St.
      Boston, MA 02109...........................................    8,144,250(1)      9.68%

    NON-EMPLOYEE DIRECTORS:
    Michael H. Armacost..........................................        1,000            *
    Herbert M. Dwight, Jr. ......................................       62,746(2)         *
    George B. Farnsworth.........................................       82,500(3)         *
    Philip V. Gerdine............................................       40,500(4)         *
    Tsuyoshi Kawanishi...........................................            0            *
    Paul R. Low..................................................       10,500(5)         *
    Alfred J. Stein..............................................       22,500(6)         *
    Dr. Hiroo Toyoda.............................................       34,500(7)         *

    NAMED EXECUTIVE OFFICERS:
    James C. Morgan..............................................      442,952            *
    James W. Bagley..............................................      142,655            *
    Dan Maydan...................................................      118,505            *
    Sasson Somekh................................................      195,775            *
    David N.K. Wang..............................................      153,131(8)         *

    ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (15
      PERSONS)...................................................    1,332,681(9)      1.58%

- - - - ---------------
 *  Less than 1%

(1) This number includes 7,629,450 shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to certain other funds which are generally offered to limited groups of investors; 427,500 shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as trustee or managing agent for various private investment accounts (primarily employee benefit plans) and also serving as investment adviser to certain other funds which are generally offered to limited groups of investors; and 87,300 shares beneficially owned by Fidelity International Limited, as a result of its serving as investment adviser to various non-U.S. investment companies. FMR Corp. has sole voting power with respect to 156,300 shares and sole dispositive power with respect to 8,056,950 shares. Fidelity International Limited has sole voting and dispositive power with respect to all the shares it beneficially owns.

(2) Includes options to purchase 28,500 shares of Common Stock exercisable by Mr. Dwight within 60 days of November 1, 1994.

(3) Includes options to purchase 28,500 shares of Common Stock exercisable by Mr. Farnsworth within 60 days of November 1, 1994.

(4) Includes options to purchase 28,500 shares of Common Stock exercisable by Dr. Gerdine within 60 days of November 1, 1994.

(5) Includes options to purchase 10,500 shares of Common Stock exercisable by Dr. Low within 60 days of November 1, 1994.

(6) Includes options to purchase 22,500 shares of Common Stock exercisable by Mr. Stein within 60 days of November 1, 1994.

(7) Includes options to purchase 28,500 shares of Common Stock exercisable by Dr. Toyoda within 60 days of November 1, 1994.

(8) Includes options to purchase 100,000 shares of Common Stock exercisable by Dr. Wang within 60 days of November 1, 1994.

(9) Includes options to purchase 247,000 shares of Common Stock exercisable by directors and executive officers within 60 days of November 1, 1994.

                             EXECUTIVE COMPENSATION

     The following table contains information concerning compensation paid to the Named Executive Officers for services rendered to the Company and its subsidiaries in all capacities during the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                  ---------------------------------
                                                      ANNUAL COMPENSATION
                                                 ------------------------------           AWARDS
                                                                        OTHER     -----------------------   PAYOUTS     ALL
                                                                        ANNUAL    RESTRICTED   SECURITIES   -------    OTHER
                                                                       COMPEN-      STOCK      UNDERLYING    LTIP     COMPEN-
               NAME AND                 FISCAL    SALARY     BONUS     SATION(1)    AWARDS      OPTIONS     PAYOUTS   SATION(2)
          PRINCIPAL POSITION             YEAR      ($)        ($)        ($)         ($)          (#)         ($)       ($)
- - - - --------------------------------------  ------   --------   --------   --------   ----------   ----------   -------   -------
James C. Morgan.......................   1994    $520,309   $763,000   $     0        $0         144,000      $ 0     $6,930
  Chairman of the Board                  1993     485,000    388,000   636,572         0               0        0      4,497
  and Chief Executive Officer            1992     433,238    327,375   117,509         0         100,000        0         --

James W. Bagley.......................   1994     418,448    613,000         0         0         116,000        0      7,392
  Vice-Chairman of the Board             1993     390,000    312,000         0         0               0        0      4,497
  and Chief Operating Officer            1992     354,692    263,250         0         0          80,000        0         --

Dan Maydan............................   1994     359,520    527,000         0         0         100,000        0      6,930
  President of the Company               1993     335,000    268,000         0         0               0        0      4,497
  and Co-Chairman of Applied             1992     312,118    226,125         0         0          96,000        0         --
  Komatsu Technology, Inc.

Sasson Somekh.........................   1994     239,520    251,000         0         0          56,000        0      3,465
  Senior Vice President,                 1993     214,884    206,400         0         0               0        0      4,497
  Worldwide Products Operations          1992     200,000    258,000         0         0          40,000        0         --

David N.K. Wang.......................   1994     239,520    251,000         0         0          56,000        0      3,465
  Senior Vice President,                 1993     214,884    225,800         0         0               0        0      4,497
  Worldwide Business Operations          1992     200,000    161,800         0         0          40,000        0         --

- - - - ---------------
(1) Represents payments made to Mr. Morgan under the Supplemental Income Plan, which provides supplemental income and death and disability benefits to certain current and former executives designated by the Stock Option and Compensation Committee in 1981. In fiscal 1993, the Committee elected to pay, and the Company paid, to Mr. Morgan a lump sum equal to the discounted present value of all future payments that would have been paid to him under the Plan. The lump sum was paid in lieu of such future payments.

(2) Amounts consist of matching contributions made by the Company under the Employee Savings and Retirement Plan, a "401(k)" plan providing for broad-based employee participation. Amounts for fiscal 1992 are omitted in accordance with transition provisions accompanying the new proxy rules.

     The following table contains information concerning the grant of stock options to the Named Executive Officers during fiscal 1994 under the Company's 1976 Management Stock Option Plan:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS(1)                            VALUE
                              ----------------------------------------------------   AT ASSUMED ANNUAL RATES
                              NUMBER OF     % OF TOTAL                                   OF STOCK PRICE
                              SECURITIES     OPTIONS                                      APPRECIATION
                              UNDERLYING    GRANTED TO                                   FOR OPTION TERM
                               OPTIONS     EMPLOYEES IN    EXERCISE     EXPIRATION   -----------------------
            NAME              GRANTED(#)   FISCAL YEAR    PRICE($/SH)      DATE          5%          10%
- - - - ----------------------------  ----------   ------------   -----------   ----------   ----------   ----------
James C. Morgan.............    144,000        6.44%         35.50        12/8/99    $1,738,569   $3,944,220
James W. Bagley.............    116,000        5.19%         35.50        12/8/99     1,400,514    3,177,288
Dan Maydan..................    100,000        4.47%         35.50        12/8/99     1,207,340    2,739,042
Sasson Somekh...............     56,000        2.51%         35.50        12/8/99       676,110    1,533,863
David N.K. Wang.............     56,000        2.51%         35.50        12/8/99       676,110    1,533,863

- - - - ---------------
(1) The options in this table were granted in December 1993 and have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. For each grant, 50% of the options become exercisable on July 15, 1996 and 50% become exercisable on July 15, 1997.

The Company has not in the past granted stock appreciation rights.

     The following table contains information concerning (i) the exercise of options by the Named Executive Officers during fiscal 1994 and (ii) unexercised options held by the Named Executive Officers as of the end of fiscal 1994:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                           VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                             SHARES                         OPTIONS AT FY-END(#)               AT FY-END($)
                            ACQUIRED         VALUE      ----------------------------   ----------------------------
         NAME            ON EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISEABLE
- - - - -----------------------  --------------   -----------   -----------   --------------   -----------   --------------
James C. Morgan........      100,000      $ 4,331,250           0         244,000      $         0     $6,638,250
James W. Bagley........       80,000        3,135,000           0         196,000                0      5,323,000
Dan Maydan.............       96,000        4,194,000           0         196,000                0      5,780,000
Sasson Somekh..........      106,000        3,964,375           0          96,000                0      2,630,500
David N.K. Wang........      100,000        4,744,125     100,000          96,000        4,431,750      2,630,500

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, this Report shall not be incorporated by reference into any such filings.

     Compensation Philosophy. The Stock Option and Compensation Committee (the "Committee") has two principal objectives in determining executive compensation policies: (1) to attract, reward and retain key executive talent, and (2) to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing stockholder value. In furtherance of these objectives, the Committee has adopted the following overriding policies:

     - The Company will compensate competitively with the practices of other leading companies in related fields;

     - Performance at the corporate, business unit and individual executive officer level will determine a significant portion of compensation;

     - The attainment of realizable but challenging objectives will determine performance-based compensation; and

     - The Company will encourage executive officers to hold substantial, long-term equity stakes in the Company so that the interests of executive officers will coincide with the interests of stockholders--accordingly, stock or stock options will constitute a significant portion of compensation.

The Committee's specific executive compensation policies discussed below are designed to achieve the Committee's objectives through the implementation of the foregoing policies. In the following discussion, terms such as "generally", "typically" or "approximately" indicate that, while the Committee's analysis is based primarily on quantitative factors, in years with unusually strong or weak financial results the Committee complements its quantitative analysis with a subjective analysis which takes into account efforts expended and non-quantifiable results achieved by the executive. The Committee's compensation decisions in fiscal 1994 reflected the fact that the Company achieved record orders, revenues and profitability.

     Elements of Executive Compensation. The elements of the Company's compensation of executive officers are: (1) annual cash compensation in the form of base salary and incentive bonuses, (2) long-term incentive compensation in the form of stock options granted under the Company's 1976 Management Stock Option Plan and (3) other compensation and employee benefits generally available to all employees of the Company, such as health insurance and employer matching contributions under the Company's Employee Savings and Retirement Plan, a "401(k)" plan.

     Total Annual Compensation. Each executive officer's target total annual compensation (i.e. salary plus bonus) is determined after a review of independent survey data regarding similarly situated executives at a group of approximately twenty companies. To construct the survey group, the Company chose companies which are in the electronics industry and either (1) have revenues comparable to the Company's revenues or (2) compete with the Company for executive talent irrespective of revenue. Companies are included in the latter group if their executives have skills and expertise similar to the skills and expertise the Company requires of its executives. The survey group is not identical to the group of companies which comprise the Hambrecht & Quist Semiconductors Index used in the Performance Graph, because it was constructed using criteria different from the criteria used by Hambrecht & Quist. For each executive officer, the Company seeks to establish a total target annual compensation level that is at or close to the median of compensation paid to similarly situated executives at the companies surveyed. This policy serves the Company's objectives of attracting, rewarding and retaining key executive talent.

     Bonuses. The Committee's process for determining annual bonuses is designed to motivate the Company's executive officers to perform to the best of their abilities and to enhance stockholder value through the achievement of corporate objectives. Consequently, the target bonus for an executive is related to his or her potential impact on corporate results, while the percentage of the target bonus received is determined with reference to performance-related parameters.

     The percentages of total target annual compensation allocated to salary and to bonus differ depending on whether the officer is a business unit executive or a staff executive. Given that business unit executives have more control over the performance of their business unit than staff executives have over the multiple business units they support, the target annual compensation of business unit executives has a higher bonus component than the target compensation of staff executives. Generally, target bonuses for business unit executives are on the order of 60-75% of annual salary, while target bonuses for staff executives are on the order of 40-50% of annual salary.

     The percentage of target bonus that a business unit executive (other than Mr. Morgan, Mr. Bagley and Dr. Maydan) receives depends on performance in three categories: profitability, market share growth and customer satisfaction. The weighting of the three categories differs among business units depending on the maturity of the unit. Within each category are several parameters which are weighted roughly equally. For example, if there are three parameters in the customer satisfaction category, the weightings within such category might be 30%, 30%, and 40%. The parameters in the profitability category consist of business unit earnings per share and business unit return on assets.

     The percentage of target bonus that a staff executive receives is a function of both corporate earnings per share performance and the performance of the individual and his or her business unit measured against three to five specific management-by-objective ("MBO") goals. These MBOs prescribe targeted achievements relating to the executive's and his or her unit's support of the Company's business units. Typically, the earnings per share parameter and the MBO parameter are of roughly equal weight. Within the MBO parameter, the specific goals are given different weights depending upon the individual. Examples of typical

MBO goals might include controlling spending to budget, implementation of quality improvement processes, development of employees, return on invested corporate funds and internal customer satisfaction.

     For business unit and staff executive officers, the actual targets for all parameters are set from year to year at levels that take into account general business conditions and Company strategies for the year. The Committee approves
(1) the specific performance targets for Mr. Morgan, Mr. Bagley and Dr. Maydan and (2) the philosophy behind the determination of the performance targets for the other executive officers. At the end of the fiscal year, the Committee determines, after discussions with Company management, whether each executive officer has met, exceeded or fallen below these targets.

     Bonuses paid to Mr. Morgan, Mr. Bagley and Dr. Maydan for fiscal 1994 were determined by combining two equally weighted factors: (1) annual revenue growth, and (2) net profit as a percentage of sales. For fiscal 1995 and later years, it is expected that any bonuses to Mr. Morgan, Mr. Bagley and Dr. Maydan will be paid pursuant to the Company's Senior Executive Bonus Plan (the "Bonus Plan") (assuming that the Bonus Plan is approved at the 1995 Annual Meeting of Stockholders). Bonuses under the Bonus Plan will be paid only for the achievement of performance goals that have been set in advance by the Committee. The performance goals applicable for any fiscal year may require the achievement of targets for annual revenue growth and net profit as a percentage of sales (as has been the Committee's past practice), or of other performance goals using performance measures that are specified in the Bonus Plan. See "Item 3--Adoption of the Senior Executive Bonus Plan" for a description of the other performance measures which may be used by the Committee for this purpose.

     Stock Options. The Committee believes that the use of stock options as long-term compensation serves to motivate executive officers to maximize stockholder value and to remain in the Company's employ. The number of options granted to each executive is determined by the Committee, in its discretion. In making its determination, the Committee considers the executive's position at the Company, his or her individual performance, the number of options held by the executive (if any) and other factors, including an analysis of the estimated amount potentially realizable from the options. This analysis takes into account: (1) a target compensation amount equal to a specified percentage of salary earned in the year of grant, (2) an assumed rate of appreciation in the Company stock price, and (3) the number of options which, given the assumed appreciation rate, would enable the executive to receive (net of the exercise price) the target amount upon the exercise of the options on the first date that all the options are exercisable.

     Compensation of Chief Executive Officer. The Committee applies the foregoing principles and policies in determining the compensation of Mr. Morgan, the Company's Chief Executive Officer.

     During fiscal 1994, Mr. Morgan received a salary of $520,309. He also was eligible to receive an annual bonus. The Committee believes that Mr. Morgan, as Chief Executive Officer, significantly and directly influences the Company's overall performance. Accordingly, the Committee set Mr. Morgan's target bonus at 75% of his annual salary. During fiscal 1994, the Company significantly exceeded Mr. Morgan's bonus target for the combination of revenue growth and net profit as a percentage of sales. Based on this performance, the Committee approved the payment to Mr. Morgan of a cash bonus for fiscal 1994 of $763,000, which equals 147% of his fiscal 1994 salary.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The Company generally may deduct compensation paid to such an officer only if the compensation does not exceed $1 million during any fiscal year or is "performance-based" as defined in section 162(m). The Senior Executive Bonus Plan and the 1995 Equity Incentive Plan, for which the Company is seeking stockholder approval at the 1995 Annual Meeting of Stockholders, are designed to satisfy the conditions required for compensation payable under the Plans to be deemed "performance-based", so that the Company may continue to receive an income tax deduction for compensation paid to the Company's Chief Executive Officer and other executive officers.

                                          Herbert M. Dwight, Jr.
                                          George B. Farnsworth
                                          Alfred J. Stein

COMPANY STOCK PERFORMANCE

     The following graph shows a five-year comparison of cumulative total return for the Company's stock, the Standard & Poor's 500 Composite Index and the Hambrecht & Quist Semiconductors Index, which is a published industry index. The Hambrecht & Quist Semiconductors Index contains approximately 21 companies in the semiconductor and semiconductor equipment industries. Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, the graph shall not be incorporated by reference into any such filings.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                   AMONG APPLIED MATERIALS, THE S&P 500 INDEX
                 AND THE HAMBRECHT & QUIST SEMICONDUCTORS INDEX

       MEASUREMENT PERIOD           APPLIED MATER-                       H&Q SEMICON-
      (FISCAL YEAR COVERED)              IALS             S&P 500           DUCTORS
10/89                                           100               100               100
10/90                                            69                93                85
10/91                                            95               124               125
10/92                                           231               136               182
10/93                                           494               156               317
10/94                                           816               162               404

- - - - ---------------
* $100 invested on 10/31/89 in stock or index -- including reinvestment of dividends. Prices as of last trading day in October.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1994, Herbert M. Dwight, Jr., George B. Farnsworth, and Alfred J. Stein served as members of the Stock Option and Compensation Committee. None of the Stock Option and Compensation Committee members or Named Executive Officers have any relationships which must be disclosed under this caption.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Except as stated below, based solely on its review of such forms that it received, or written representations from reporting persons that no Form 5s were required for such persons, the Company believes that, during fiscal 1994, all
Section 16(a) filing requirements were satisfied on a timely basis. In fiscal 1994, Mr. Morgan filed an amended Form 4 to reflect a gift of 400 shares that he made in August 1993 but did not report at the time. In fiscal 1994, Dr. Wang filed an amended Form 3 to reflect 654 shares he held in October 1989 but did not report on his original Form 3 filed at that time.

LOANS TO MANAGEMENT

     Dan Maydan is Co-Chairman of Applied Komatsu Technology, Inc. ("AKT"), a joint venture 50% owned by the Company and 50% owned by Komatsu Ltd., a Japanese corporation. Pursuant to the AKT Executive Incentive Stock Purchase Plan, in fiscal 1994 the Company loaned Dr. Maydan $185,500 to purchase shares of nonvoting convertible preferred stock of AKT. The terms of the loan call for interest at the rate of 7.16% to be paid on an annual basis, with a balloon principal payment to be paid January 31, 2004. The loans are secured by the shares purchased. Komatsu Ltd. also loaned funds to Dr. Maydan on similar terms for the same purpose.

               ITEM 2--ADOPTION OF THE 1995 EQUITY INCENTIVE PLAN

     The Company's 1976 Management Stock Option Plan will expire March 5, 1995 and its 1985 Stock Option Plan for Non-Employee Directors expired October 30, 1994 (collectively, the "Terminating Plans"). Consequently, the Stock Option and Compensation Committee of the Board of Directors has approved, and the Board has ratified, the adoption of the 1995 Equity Incentive Plan (the "Plan"), which will replace the Terminating Plans. Adoption of the Plan is subject to the approval of a majority of the shares of the Company's Common Stock which are present in person or by proxy and entitled to vote at the Annual Meeting.

GENERAL

     The Plan allows the granting of stock options, stock appreciation rights ("SARs"), restricted stock awards, performance unit awards, and performance share awards (collectively, "Awards") to eligible Plan participants. While the Company has no current plans to grant Awards other than stock options, the Board of Directors feels that the ability to utilize different types of equity compensation vehicles will give it the flexibility needed to most effectively adapt over time to changes in the labor market and in equity compensation practices.

     The number of shares authorized to be issued pursuant to Awards granted under the Plan is 6,300,000. If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally again will be available for grants of Awards. The number of shares available for grant under the Plan (and outstanding Awards, the formula for granting non-employee director options, and the numerical limits for individual grants) will be adjusted as appropriate to reflect any stock splits, stock dividends, recapitalizations, reorganizations or other changes to the capital structure of the Company.

PURPOSE OF THE PLAN

     The Plan is intended to attract, motivate, and retain (1) employees of the Company and its affiliates, (2) consultants who provide significant services to the Company and its affiliates, and (3) directors of the Company who are employees of neither the Company nor any affiliate ("non-employee directors"). The Plan also is designed to encourage stock ownership by participants, thereby aligning their interests with those of the Company's stockholders.

DESCRIPTION OF THE PLAN

     The following paragraphs provide a summary of the principal features of the Plan and its operation. The Plan is set forth in its entirety as Exhibit A to this Proxy Statement. The following summary is qualified in its entirety by reference to Exhibit A.

ADMINISTRATION OF THE PLAN

     The Plan will be administered by the Stock Option and Compensation Committee of the Board of Directors (the "Committee"). The members of the Committee must qualify as "disinterested persons" under Rule 16b-3 under the Securities Exchange Act of 1934, and as "outside directors" under section 162(m) of the Internal Revenue Code (for purposes of qualifying amounts received under the Plan as "performance-based compensation" under section 162(m)).

     Subject to the terms of the Plan, the Committee has the sole discretion to determine the employees and consultants who shall be granted Awards, the size and types of such Awards, and the terms and conditions of such Awards. The Committee may delegate its authority to grant and administer awards to a separate committee appointed by the Committee, but only the Committee may make awards to participants who are executive officers of the Company.

     The non-employee director portion of the Plan will be administered by the Board of Directors (rather than the Committee).

ELIGIBILITY TO RECEIVE AWARDS

     Employees and consultants of the Company and its affiliates (i.e. any corporation or other entity controlling, controlled by, or under common control with the Company) are eligible to be selected to receive one or more Awards. The actual number of employees and consultants who will receive Awards under the Plan cannot be determined because selection for participation in the Plan is in the discretion of the Committee. The Plan also provides for the grant of stock options to the Company's non-employee directors. Such options will automatically be granted pursuant to a nondiscretionary formula.

     As of January 31, 1995, the only Award that has been granted under the Plan is a nonqualified stock option for 20,000 shares granted on December 7, 1994 to Mr. Tsuyoshi Kawanishi, a newly appointed director of the Company. The exercise price of the option is $43.75 per share, which was the fair market value of a share of Company Common Stock on the date of grant. This grant is subject to approval of the Plan by the stockholders at the Annual Meeting. The terms and conditions of options granted to non-employee directors are discussed below under "Non-Employee Director Options".

OPTIONS

     The Committee may grant nonqualified stock options, incentive stock options (which are entitled to favorable tax treatment) ("ISOs"), or a combination thereof. The number of shares covered by each option will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted options for more than 350,000 shares.

     The exercise price of each option is set by the Committee but generally cannot be less than 100% of the fair market value of the Company's Common Stock on the date of grant. Thus, an option will have value only if the Company's Common Stock appreciates in value after the date of grant.

     The exercise price of an ISO must be at least 110% of fair market value if, on the grant date, the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. Also, the aggregate fair market value of the shares (determined on the grant date) covered by ISOs which first become exercisable by any participant during any calendar year may not exceed $100,000.

     The exercise price of each option must be paid in full at the time of exercise. The Committee also may permit payment through the tender of shares of the Company's Common Stock that are already owned by the participant, or by any other means which the Committee determines to be consistent with the Plan's purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise.

     Options become exercisable at the times and on the terms established by the Committee. Options expire at the times established by the Committee but generally not later than 10 years after the date of grant (13 years in the event of the optionee's death). The Committee may extend the maximum term of any option granted under the Plan, subject to the preceding limits.

NON-EMPLOYEE DIRECTOR OPTIONS

     Under the Plan, each new non-employee director automatically will receive an initial option for 20,000 shares on the date that he or she first is elected or appointed to the Board of Directors. A non-employee director will receive such a grant only if he or she is first appointed or elected on or after December 7, 1994. Each such option will become exercisable as to 6,000 shares on the first anniversary of the grant date, as to an additional 5,500 shares on the second anniversary of the grant date, as to an additional 5,000 shares on the third anniversary of the grant date, and as to the remaining 3,500 shares on the fourth anniversary of the grant date. On the date the non-employee director terminates service on the Board, all unvested shares are forfeited to the Company.

     Each non-employee director who has served as a non-employee director for the entire 1995 fiscal year or any later fiscal year, automatically will receive, as of the last business day of each such fiscal year, an option to purchase 6,000 shares. Each such option will become exercisable as to 1,500 shares on the first anniversary of the grant date, and as to an additional 1,500 shares on each succeeding anniversary until 100% of the shares subject to such option have become exercisable. On the date the non-employee director terminates service on the Board, all unvested shares are forfeited to the Company.

     All options granted to non-employee directors generally will have a term of five years from the date of grant. If a director terminates service on the Board prior to an option's expiration date, the period of exercisability of the option will vary depending upon the reason for the termination. An option may be exercised for up to: (a) seven months following termination of service for any reason other than death, total disability or retirement, and (b) one year following termination due to retirement or total disability, but in both cases no later than the original expiration date. In the event of death, an option may be exercised for up to one year from the date of death, regardless of the original expiration date of the option.

STOCK APPRECIATION RIGHTS

     The Committee determines the terms and conditions of each SAR. SARs may be granted in conjunction with an option, or may be granted on an independent basis. The number of shares covered by each SAR will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted SARs for more than 350,000 shares.

     Upon exercise of an SAR, the participant will receive payment from the Company in an amount determined by multiplying: (1) the difference between (a) the fair market value of a share of Company Common Stock on the date of exercise and (b) the exercise price, times (2) the number of shares with respect to which the SAR is exercised. Thus, an SAR will have value only if the Company's Common Stock appreciates in value after the date of grant.

     SARs are exercisable at the times and on the terms established by the Committee. Proceeds from SAR exercises may be paid in cash or shares of the Company's Common Stock, as determined by the Committee. SARs expire at the times established by the Committee, but subject to the same maximum time limits as are applicable to employee options granted under the Plan.

RESTRICTED STOCK AWARDS

     Restricted stock awards are shares of the Company's Common Stock that vest in accordance with terms established by the Committee. The number of shares of restricted stock (if any) granted to a participant will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted more than 175,000 shares.

     In determining the vesting schedule for each Award of restricted stock, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may (but is not required to) provide that restricted stock will vest only if one or more performance goals are satisfied. In order for the Award to qualify as "performance-based" compensation under section 162(m) of the Internal Revenue Code (see "Report of the Stock Option and Compensation Committee of the Board of Directors--Tax Deductibility of Executive Compensation"), it must use one or more of the following measures in setting the performance goals: (1) annual revenue, (2) controllable profits,
(3) customer satisfaction management by objectives, (4) earnings per share, (5) individual management by objectives, (6) net income, (7) new orders, (8) pro forma net income, (9) return on designated assets, and (10) return on sales. These performance measures are defined in the Plan and are the same measures that are used in setting performance goals under the Company's proposed Senior Executive Bonus Plan. The Committee may apply the performance measures on a corporate or business unit basis, as deemed appropriate in light of the participant's specific responsibilities. The Committee may, in its discretion, accelerate the time at which any restrictions lapse or remove any restrictions.

PERFORMANCE UNIT AWARDS AND PERFORMANCE SHARE AWARDS

     Performance unit awards and performance share awards are amounts credited to a bookkeeping account established for the participant. A performance unit has an initial value that is established by the Committee at the time of its grant. A performance share has an initial value equal to the fair market value of a share of the Company's Common Stock on the date of grant. The number of performance units/shares (if any) granted to a participant will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted more than 175,000 performance shares or performance units having an initial value greater than $3 million.

     Whether a performance unit/share actually will result in a payment to a participant will depend upon the extent to which performance goals established by the Committee are satisfied. The applicable performance goals will be determined by the Committee. In particular, the Plan permits the Committee to use the same performance goals as are discussed above with respect to restricted stock. The Committee may, in its discretion, waive any performance goal requirements.

     After a performance unit/share award has vested (that is, after the applicable performance goal or goals have been achieved), the participant will be entitled to receive a payout of cash, Common Stock, or a combination thereof, as determined by the Committee. Unvested performance units/shares will be forfeited upon the earlier of the recipient's termination of employment or the date set forth in the Award agreement.

NONTRANSFERABILITY OF AWARDS

     Awards granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, a participant may designate one or more beneficiaries to receive any exercisable or vested Awards following his or her death.

TAX ASPECTS

     The following discussion is intended to provide an overview of the U.S. federal income tax laws which are generally applicable to Awards granted under the Plan as of the date of this Proxy Statement. People or entities in differing circumstances may have different tax consequences, and the tax laws may change in the future. This discussion is not to be construed as tax advice.

     A recipient of a stock option or SAR will not have taxable income on the date of grant. Upon the exercise of nonqualified options and SARs, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

     Purchase of shares upon exercise of an ISO will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition will either be long-term capital gain or loss or ordinary income, depending upon how long the participant holds the shares. Any ordinary income recognized will be in the amount, if any, by which the lesser of (1) the fair market value of such shares on the date of exercise or (2) the amount realized from the sale, exceeds the exercise price.

     Upon receipt of restricted stock or a performance unit/share, the participant will not have taxable income unless he or she elects to be taxed. Absent such election, upon vesting the participant will recognize ordinary income equal to the fair market value of the shares or units at such time.

     The Committee may permit participants to satisfy tax withholding requirements in connection with the exercise or receipt of an Award by: (1) electing to have the Company withhold otherwise deliverable shares, or (2) delivering to the Company already-owned shares having a value equal to the amount required to be withheld.

     If applicable withholding requirements are met, the Company will be entitled to a tax deduction for an Award in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. In addition, beginning with the Company's 1995 fiscal year, new Internal Revenue Code section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. However, the Company can preserve the deductibility of certain compensation in excess of $1 million if it complies with conditions imposed by the new rules, including (1) the establishment of a maximum number of shares with respect to which Awards may be granted to any one employee during a specified time period, and (2) for restricted stock and performance units/shares, inclusion in the Plan of performance goals which must be achieved prior to payment. The Plan has been designed to permit the Committee to grant Awards which satisfy the requirements of new section 162(m).

AMENDMENT AND TERMINATION OF THE PLAN

     The Board generally may amend or terminate the Plan at any time and for any reason, but in accordance with section 162(m) of the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934, certain material amendments to the Plan will be subject to stockholder approval.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE 1995 EQUITY INCENTIVE PLAN.

              ITEM 3--ADOPTION OF THE SENIOR EXECUTIVE BONUS PLAN

     The Stock Option and Compensation Committee (the "Committee") of the Board of Directors has approved the adoption of a new Senior Executive Bonus Plan (the "Plan"). Adoption of the Plan is subject to the approval of a majority of the shares of the Company's Common Stock which are present in person or by proxy and entitled to vote at the Annual Meeting. The Plan provides the Company's key executives with the opportunity to earn incentive awards based on the achievement of goals relating to the performance of the Company and its business units.

BACKGROUND AND REASONS FOR ADOPTION

     The Company has a performance-based bonus plan similar to the Plan, pursuant to which the Company rewards management for achieving certain performance objectives. However, under new section 162(m) of the Internal Revenue Code, the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under section 162(m), the Company may deduct compensation in excess of that amount if it qualifies as "performance-based compensation," as defined in section 162(m). The Plan is designed to qualify payments thereunder as performance-based compensation, so that the Company may continue to to receive a federal income tax deduction for the payment of incentive bonuses to its executives. The Company will continue to operate its current bonus plan, as well, for the compensation of executives for whom section 162(m) is not an issue.

DESCRIPTION OF THE PLAN

     The following paragraphs provide a summary of the principal features of the Plan and its operation. The Plan is set forth in its entirety as Exhibit B to this Proxy Statement. The following summary is qualified in its entirety by reference to Exhibit B.

PURPOSE OF THE PLAN

     The Plan is intended to increase stockholder value and the success of the Company by motivating key executives to (1) perform to the best of their abilities and (2) achieve the Company's objectives.

ADMINISTRATION OF THE PLAN

     The Plan will be administered by the Committee in accordance with (1) the express provisions of the Plan and (2) the requirements of section 162(m).

ELIGIBILITY TO RECEIVE AWARDS

     Participation in the Plan is determined annually in the discretion of the Committee. In selecting participants for the Plan, the Committee will choose officers of the Company and its affiliates who are likely to have a significant impact on Company performance. For fiscal 1995, the participants in the Plan are Messrs. Morgan, Bagley and Maydan. Participation in future years will be in the discretion of the Committee, but it currently is expected that three to eight officers will participate each year.

TARGET AWARDS AND PERFORMANCE GOALS

     For each fiscal year, the Committee will establish: (1) a target award for each participant, (2) the performance goals which must be achieved in order for the participant to be paid the target award, and (3) a formula for increasing or decreasing a participant's actual award depending upon how actual performance compares to the pre-established performance goals.

     Each participant's target award will be expressed as a percentage of his or her base salary. Base salary under the Plan means the lesser of: (1) 125% of the participant's annual salary rate on the first day of the fiscal year, or (2) the participant's annual salary rate on the last day of the fiscal year.

     There are ten performance measures which the Committee may use in setting the performance goals for any fiscal year. Specifically, the performance goals applicable to any participant will provide for a targeted level of achievement using one or more of the following measures: (1) annual revenue, (2) controllable profits, (3) customer satisfaction management by objectives, (4) earnings per share, (5) individual management by objectives, (6) net income, (7) new orders, (8) pro forma net income, (9) return on designated assets, and (10) return on sales. Each of these measures is defined in the Plan. The Committee may set performance goals which differ from participant to participant. For example, the Committee may choose performance goals which apply on either a corporate or business unit basis, as deemed appropriate in light of the participant's responsibilities.

     For fiscal 1995, the Committee has established for the three Plan participants a combined performance goal with respect to: (1) return on sales (i.e. fiscal 1995 profit after-tax as a percentage of revenue), and (2) revenue growth from fiscal 1994 to fiscal 1995. The Committee has also established a formula, with such measurements as variables, which will determine actual awards.

DETERMINATION OF ACTUAL AWARDS

     After the end of each fiscal year, the Committee must certify in writing the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by applying the formula to the level of actual performance which has been certified by the Committee. However, the Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Also, no participant's actual award under the Plan may exceed $3 million for any fiscal year.

     The Plan contains a continuous employment requirement. If a participant terminates employment with the Company prior to the end of a fiscal year, he or she generally will not be entitled to the payment of an award for that fiscal year. However, if the participant's termination is due to retirement, disability or death, the Committee will proportionately reduce (or eliminate) his or her actual award based on the date of termination and such other considerations as the Committee deems appropriate.

     Awards under the Plan generally will be payable in cash after the end of the fiscal year during which the award was earned. However, the Committee reserves the right to declare any award wholly or partially payable in an equivalent amount of restricted stock issued under the Company's proposed 1995 Equity Incentive Plan. Any restricted stock so granted would vest over a period not longer than four years.

PRO FORMA BENEFITS FOR THE PLAN

     Given that payments under the Plan are determined by comparing actual performance to the annual performance goals established by the Committee, it is not possible to conclusively state the amount of benefits which will be paid under the Plan. The following table sets forth the target awards that would be payable to the Named Executive Officers and to all current executive officers as a group, if the performance goals established by the Committee for fiscal 1995 are exactly 100% achieved. There can be no assurance that the pre-established performance goals actually will be achieved, and therefore there can be no assurance that the target awards shown below actually will be paid.

                                                                              FISCAL 1995
                         NAME AND PRINCIPAL POSITION                         TARGET AWARDS
    ---------------------------------------------------------------------    -------------
    James C. Morgan......................................................     $   410,288
      Chairman of the Board and Chief Executive Officer
    James W. Bagley......................................................         329,963
      Vice Chairman of the Board and Chief Operating Officer
    Dan Maydan...........................................................         283,500
      President of the Company and Co-Chairman of Applied Komatsu
         Technology, Inc.
    Sasson Somekh........................................................             N/A(1)
      Senior Vice President, Worldwide Products Operations
    David N.K. Wang......................................................             N/A(1)
      Senior Vice President, Worldwide Business Operations
    All current executive officers as a group............................     $ 1,023,751
    All directors who are not current employees..........................             N/A(2)
    All employees who are not current executive officers.................             N/A(2)

- - - - ---------------

(1) Messrs. Somekh and Wang will not participate in the Plan for fiscal 1995, but may participate in future years.

(2) The Company's non-employee directors and employees who are not officers are not eligible to participate in the Plan.

     The award (if any) paid under the Plan generally will be the only annual cash incentive bonus the participants will receive. Officers who are not participants in the Plan will be eligible for an incentive bonus under the Company's regular performance-based bonus plan. See "Report of the Stock Option and Compensation Committee of the Board of Directors".

AMENDMENT AND TERMINATION OF THE PLAN

     The Board may amend or terminate the Plan at any time and for any reason, but in accordance with section 162(m) of the Internal Revenue Code, certain material amendments to the Plan will be subject to stockholder approval.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE SENIOR EXECUTIVE BONUS PLAN.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of independent accountants of the Company recommended by the Audit Committee and selected by the Board of Directors for the current fiscal year is Price Waterhouse. The Board of Directors expects that representatives of Price Waterhouse will be present at the Annual Meeting of Stockholders, will be given an opportunity to make a statement at such meeting if they desire to do so, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not intend to bring any other business before the Annual Meeting of Stockholders and, so far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the Notice of Annual Meeting of Stockholders. However, as to any other business that may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                   STOCKHOLDER PROPOSALS--1996 ANNUAL MEETING

     Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules. Any proposals intended to be presented at the 1996 Annual Meeting of Stockholders of the Company must be received at the Company's offices on or before October 3, 1995 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.
                                            DONALD A. SLICHTER
                                            Secretary

January 31, 1995
Santa Clara, California

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                                   EXHIBIT A

                            APPLIED MATERIALS, INC.
                           1995 EQUITY INCENTIVE PLAN

     APPLIED MATERIALS, INC., hereby adopts the Applied Materials, Inc. 1995 Equity Incentive Plan, effective as of December 7, 1994, as follows:

                                   SECTION 1

                        BACKGROUND, PURPOSE AND DURATION

     1.1 Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares. The Plan is effective as of December 7, 1994, subject to ratification by an affirmative vote of the holders of a majority of the Shares which are present in person or by proxy and entitled to vote at the 1995 Annual Meeting of Stockholders. Awards may be granted prior to the receipt of such vote, but such grants shall be null and void if such vote is not in fact received.

     1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (1) employees of the Company and its Affiliates, (2) consultants who provide significant services to the Company and its Affiliates, and (3) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company's shareholders.

                                   SECTION 2

                                  DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.2 "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

     2.3 "Affiliated SAR" means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

     2.4 "Annual Revenue" means the Company's or a business unit's net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

     2.5 "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

     2.6 "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

     2.7 "Board" or "Board of Directors" means the Board of Directors of the Company.

     2.8 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.9 "Committee" means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

     2.10 "Company" means Applied Materials, Inc., a Delaware corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Committee may determine that "Company" means Applied Materials, Inc. and its consolidated subsidiaries.

     2.11 "Consultant" means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

     2.12 "Controllable Profits" means as to any Fiscal Year, a business unit's Annual Revenue minus (a) cost of sales, (b) research, development, and engineering expense, (c) marketing and sales expense, (d) general and administrative expense, (e) extended receivables expense, and (f) shipping requirement deviation expense.

     2.13 "Customer Satisfaction MBOs" means as to any Participant, the objective and measurable individual goals set by a "management by objectives" process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements.

     2.14 "Director" means any individual who is a member of the Board of Directors of the Company.

     2.15 "Disability" means a permanent and total disability within the meaning of Code section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

     2.16 "Earnings Per Share" means as to any Fiscal Year, the Company's Net Income or a business unit's Pro Forma Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

     2.17 "Employee" means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

     2.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.19 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

     2.20 "Fair Market Value" means the last quoted per share selling price for Shares on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

     2.21  "Fiscal Year" means the fiscal year of the Company.

     2.22 "Freestanding SAR" means a SAR that is granted independently of any Option.

     2.23 "Grant Date" means, with respect to an Award, the date that the Award was granted.

     2.24 "Incentive Stock Option" means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

     2.25 "Individual MBOs" means as to a Participant, the objective and measurable goals set by a "management by objectives" process and approved by the Committee (in its discretion).

     2.26 "Net Income" means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

     2.27 "New Orders" means as to any Fiscal Year, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company's Order Recognition Policy.

     2.28 "Nonemployee Director" means a Director who is an employee of neither the Company nor of any Affiliate.

     2.29 "Nonqualified Stock Option" means an option to purchase Shares which is not intended to be an Incentive Stock Option.

     2.30  "Option" means an Incentive Stock Option or a Nonqualified Stock
Option.

     2.31 "Participant" means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

     2.32 "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Controllable Profits, (c) Customer Satisfaction MBOs, (d) Earnings Per Share, (e) Individual MBOs, (f) Net Income, (g) New Orders, (h) Pro Forma Net Income, (i) Return on Designated Assets, and (j) Return on Sales. The Performance Goals may differ from Participant to Participant and from Award to Award.

     2.33 "Performance Share" means an Award granted to a Participant pursuant to Section 8.

     2.34 "Performance Unit" means an Award granted to a Participant pursuant to Section 8.

     2.35 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

     2.36 "Plan" means the Applied Materials, Inc. 1995 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

     2.37 "Pro Forma Net Income" means as to any business unit for any Fiscal Year, the Controllable Profits of such business unit, minus allocations of designated corporate expenses.

     2.38 "Restricted Stock" means an Award granted to a Participant pursuant to Section 7.

     2.39 "Retirement" means, in the case of an Employee, a Termination of Service by reason of the Employee's retirement at or after his or her normal retirement date under the Applied Materials, Inc. Employee Savings and Retirement Plan, or any successor plan. With respect to a Consultant, no Termination of Service shall be deemed to be on account of "Retirement". With respect to a Nonemployee Director, "Retirement" means termination of service on the Board at or after age 65.

     2.40 "Return on Designated Assets" means as to any Fiscal Year, the Pro Forma Net Income of a business unit, divided by the average of beginning and ending business unit designated assets, or Net Income of the Company, divided by the average of beginning and ending designated corporate assets.

     2.41 "Return on Sales" means as to any Fiscal Year, the percentage equal to the Company's Net Income or the business unit's Pro Forma Net Income, divided by the Company's or the business unit's Annual Revenue.

     2.42 "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

     2.43 "Section 16 Person" means a person who, with respect to the Shares, is subject to section 16 of the 1934 Act.

     2.44  "Shares" means the shares of common stock of the Company.

     2.45 "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, that pursuant to Section 7 is designated as an SAR.

     2.46 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.47 "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

     2.48 "Termination of Service" means (a) in the case of an Employee, a cessation of the employee-employer relationship between an employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; and (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reengagement of the consultant by the Company or an Affiliate.

                                   SECTION 3

                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who both are (a) "disinterested persons" under Rule 16b-3, and (b) "outside directors" under section 162(m) of the Code.

     3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to
(a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards (other than the Options granted to Nonemployee Directors pursuant to Section 9), (c) interpret the Plan and the Awards, (d)adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

     3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan's qualification under section 162(m) of the Code or Rule 16b-3.

     3.4 Nonemployee Director Options. Notwithstanding any contrary provision of this Section 3, the Board shall administer Section 9 of the Plan, and the Committee shall exercise no discretion with respect to Section 9. In the Board's administration of Section 9 and the Options granted to Nonemployee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

     3.5 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

                                   SECTION 4

                           SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 6,300,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

     4.2 Lapsed Awards. If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

     4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, and 8.1, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. In the case of Options granted to Nonemployee Directors pursuant to Section 9, the foregoing adjustments shall be made by the Board, and any such adjustments also shall apply to the future grants provided by Section 9. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

                                   SECTION 5

                                 STOCK OPTIONS

     5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 350,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

     5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

     5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

          5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

          5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its

     Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

          5.3.3  Substitute Options.  Notwithstanding the provisions of Sections
     5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the Shares on the Grant Date.

     5.4  Expiration of Options.

          5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

             (a) The date for termination of the Option set forth in the written Award Agreement; or

             (b)  The expiration of ten (10) years from the Grant Date; or

             (c) The expiration of one (1) year from the date of the Optionee's Termination of Service for a reason other than the Optionee's death, Disability or Retirement; or

             (d) The expiration of three (3) years from the date of the Optionee's Termination of Service by reason of Disability; or

             (e) The expiration of three (3) years from the date of the Optionee's Retirement (except as provided in Section 5.8.2 regarding Incentive Stock Options).

          5.4.2 Death of Optionee. Notwithstanding Section 5.4.1, if an Optionee dies prior to the expiration of his or her options, the Committee, in its discretion, may provide that his or her options shall be exercisable for up to three (3) years after the date of death.

          5.4.3 Committee Discretion. Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

     5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. However, in no event may any Option granted to a
Section 16 Person be exercisable until at least six (6) months following the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

     5.6 Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

     As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

     5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

     5.8  Certain Additional Provisions for Incentive Stock Options.

          5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

          5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant's termination of employment on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement or the Committee permit later exercise.

          5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

          5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

                                   SECTION 6

                           STOCK APPRECIATION RIGHTS

     6.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

          6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 350,000 Shares.

          6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option. In no event shall an SAR granted to a Section 16 Person become exercisable until at least six (6) months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

     6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and

(c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

     6.3 Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

     6.4 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine. However, no SAR granted to a Section 16 Person shall be exercisable until at least six (6) months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

     6.5 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

     6.6 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

     6.7 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

          (b)  The number of Shares with respect to which the SAR is exercised.

     At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

                                   SECTION 7

                                RESTRICTED STOCK

     7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than 175,000 Shares of Restricted Stock.

     7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

     7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. However, in no event may the restrictions on Restricted Stock granted to a
Section 16 Person lapse prior to six (6) months following the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

     7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

          7.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable Federal or state securities laws, or any other basis determined by the Committee in its discretion.

          7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Code section 162(m), the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Code section 162(m) (e.g., in determining the Performance Goals).

          7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

             "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Applied Materials, Inc. 1995 Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Applied Materials, Inc."

     7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions; provided, however, that the Period of Restriction on Shares granted to a Section 16 Person may not lapse until at least six (6) months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3). After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

     7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

     7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

     With respect to Restricted Stock granted to a Section 16 Person, any dividend or distribution that constitutes a "derivative security" or an "equity security" under section 16 of the 1934 Act shall be subject to a Period of Restriction equal to the longer of: (a) the remaining Period of Restriction on the Shares of Restricted Stock with respect to which the dividend or distribution is paid; or (b) six (6) months.

     7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

                                   SECTION 8

                    PERFORMANCE UNITS AND PERFORMANCE SHARES

     8.1 Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, (a) no

Participant shall receive Performance Units having an initial value greater than $3,000,000, and (b) no Participant shall receive more than 175,000 Performance Shares.

     8.2 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

     8.3 Performance Objectives and Other Terms. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met shall be called the "Performance Period". Performance Periods of Awards granted to Section 16 Persons shall, in all cases, exceed six (6) months in length (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3). Each Award of Performance Units/Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

          8.3.1 General Performance Objectives. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable Federal or state securities laws, or any other basis determined by the Committee in its discretion.

          8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units/Shares to qualify as "performance-based compensation" under section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Code section 162(m), the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Code section 162(m) (e.g., in determining the Performance Goals).

     8.4 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share; provided, however, that Performance Periods of Awards granted to
Section 16 Persons shall not be less than six (6) months (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

     8.5 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

     8.6 Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

                                   SECTION 9

                          NONEMPLOYEE DIRECTOR OPTIONS

     The provisions of this Section 9 are applicable only to Options granted to Nonemployee Directors. The provisions of Section 5 are applicable to Options granted to Employees and Consultants (and to the extent provided in Section 9.2.7, to Nonemployee Director Options).

     9.1  Granting of Options.

          9.1.1 Initial Grants. Each Nonemployee Director who first becomes a Nonemployee Director on or after the effective date of this Plan, automatically shall receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, an Option to purchase 20,000 Shares.

          9.1.2 Ongoing Grants. Each Nonemployee Director who both (a) is a Nonemployee Director on the last business day of a Fiscal Year, and (b) has served as a Nonemployee Director for the entire Fiscal Year which includes such last business day, automatically shall receive, as of such last business day only, an Option to purchase 6,000 Shares.

     9.2  Terms of Options.

          9.2.1 Option Agreement. Each Option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement which shall be executed by the Optionee and the Company.

          9.2.2 Exercise Price The Exercise Price for the Shares subject to each Option granted pursuant to this Section 9 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

          9.2.3 Exercisability. Each Option granted pursuant to Section 9.1.1 shall become exercisable as to 6,000 Shares on the first anniversary of the Grant Date, as to an additional 5,500 Shares on the second anniversary of the Grant Date, as to an additional 5,000 Shares on the third anniversary of the Grant Date, and as to the remaining 3,500 Shares on the fourth anniversary of the Grant Date. Each Option granted pursuant to Section
     9.1.2 shall become exercisable as to 1,500 Shares on the first anniversary of the Grant Date, and as to an additional 1,500 Shares on each succeeding anniversary until 100% of the Shares subject to such Option have become exercisable. Notwithstanding the preceding, once an Optionee ceases to be a Director, his or her Options which are not exercisable shall not become exercisable.

          9.2.4 Expiration of Options. Each Option shall terminate upon the first to occur of the following events:

             (a)  The expiration of five (5) years from the Grant Date; or

             (b) The expiration of seven (7) months from the date of the Optionee's termination of service as a Director for any reason other than the Optionee's death, Disability or Retirement; or

             (c) The expiration of one (1) year from the date of the Optionee's termination of service by reason of Disability or Retirement.

          9.2.5 Death of Director. Notwithstanding Section 9.2.4, if a Director dies prior to the expiration of his or her options in accordance with Section 9.2.4, his or her options shall terminate one (1) year after the date of his or her death.

          9.2.6  Not Incentive Stock Options.  Options granted pursuant to this
     Section 9 shall not be designated as Incentive Stock Options.

          9.2.7 Other Terms. All provisions of the Plan not inconsistent with this Section 9 shall apply to Options granted to Nonemployee Directors; provided, however, that Section 5.2 (relating to the Committee's discretion to set the terms and conditions of Options) shall be inapplicable with respect to Nonemployee Directors.

                                   SECTION 10

                                 MISCELLANEOUS

     10.1 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

     10.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

     10.3 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     10.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

     10.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

     10.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

     10.7 Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.

     10.8 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

                                   SECTION 11

                      AMENDMENT, TERMINATION, AND DURATION

     11.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. However, if and to the extent required to maintain the Plan's qualification under Rule 16b-3, any such amendment shall be subject to stockholder approval. In addition, as required by Rule 16b-3, the provisions of
Section 9 regarding the formula for determining the amount, exercise price, and timing of Nonemployee Director Options shall in no event be amended more than once every six (6) months, other than to comport with changes in the Code or ERISA. (ERISA is inapplicable to the Plan.) The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

     11.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after December 6, 2004.

                                   SECTION 12

                                TAX WITHHOLDING

     12.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

     12.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by
(a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

                                   SECTION 13

                               LEGAL CONSTRUCTION

     13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     13.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     13.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

     13.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

                                   EXHIBIT B

                            APPLIED MATERIALS, INC.
                          SENIOR EXECUTIVE BONUS PLAN

                         (EFFECTIVE SEPTEMBER 23, 1994)

                                   SECTION 1

                           ESTABLISHMENT AND PURPOSE

     1.1 Purpose. Applied Materials, Inc. hereby establishes the Applied Materials, Inc. Senior Executive Bonus Plan (the "Plan"). The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (a) to perform to the best of their abilities, and (b) to achieve the Company's objectives. The Plan's goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company and its individual business units. The plan is intended to qualify as performance-based compensation under Code Section 162(m).

     1.2 Effective Date. The Plan is effective as of September 23, 1994, subject to the approval of a majority of the shares of the Company's common stock which are present in person or by proxy and entitled to vote at the 1995 Annual Meeting of Stockholders. As long as the Plan remains in effect, it shall be resubmitted to shareholders as necessary to enable the Plan to continue to qualify as performance-based compensation under Code Section 162(m).

                                   SECTION 2

                                  DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     2.1 "Actual Award" means as to any Plan Year, the actual award (if any) payable to a Participant for the Plan Year. Each Actual Award is determined by the Payout Formula for the Plan Year, subject to the Committee's authority under
Section 3.5 to reduce the award otherwise determined by the Payout Formula.

     2.2 "Annual Revenue" means the Company's or business unit's net sales for the Plan Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to each Plan Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

     2.3 "Base Salary" means as to any Plan Year, the lesser of (a) 125% of the Participant's annualized salary rate on the first day of the Plan Year, or (b) 100% of the Participant's annualized salary rate on the last day of the Plan Year. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

     2.4  "Board" means the Company's Board of Directors.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

     2.6 "Committee" means the committee appointed by the Board to administer the Plan. The Committee shall consist of no fewer than two members of the Board. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an "outside director" under Code Section 162(m).

     2.7  "Company" means Applied Materials, Inc., a Delaware corporation.

     2.8 "Controllable Profits" means as to any Plan Year, a business unit's Annual Revenue minus (a) cost of sales, (b) research, development, and engineering expense, (c) marketing and sales expense, (d) general and administrative expense, (e) extended receivables expense, and (f) shipping requirement deviation expense.

     2.9 "Customer Satisfaction MBOs" means as to any Participant for any Plan Year, the objective and measurable individual goals set by a "management by objectives" process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements.

     2.10 "Determination Date" means as to any Plan Year, (a) the first day of the Plan Year, or (b) if later, the latest date possible which will not jeopardize the Plan's qualification as performance-based compensation under Code
Section 162(m).

     2.11 "Disability" means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

     2.12 "Earnings Per Share" means as to any Plan Year, the Company's Net Income or a business unit's Pro Forma Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

     2.13 "Individual MBOs" means as to a Participant for any Plan Year, the objective and measurable goals set by a "management by objectives" process and approved by the Committee (in its discretion).

     2.14 "Maximum Award" means as to any Participant for any Plan Year, $3 million. The Maximum Award is the maximum amount which may be paid to a participant for any Plan Year.

     2.15 "Net Income" means as to any Plan Year, the income after taxes of the Company and its consolidated subsidiaries for the Plan Year determined in accordance with generally accepted accounting principles, provided that prior to each Plan Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Income After Tax with respect to one or more Participants.

     2.16 "New Orders" means as to any Plan Year, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company's Order Recognition Policy.

     2.17 "Participant" means as to any Plan Year, an officer of the Company who has been selected by the Committee for participation in the Plan for that Plan Year.

     2.18 "Payout Formula" means as to any Plan Year, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

     2.19 "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Plan Year. As determined by the Committee, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Controllable Profits, (c) Customer Satisfaction MBOs, (d) Earnings Per Share, (e) Individual MBOs, (f) Net Income, (g) New Orders, (h) Pro Forma Net Income, (i) Return on Designated Assets, and (j) Return on Sales. The Performance Goals may differ from Participant to Participant.

     2.20 "Plan Year" means the 1995 fiscal year of the Company and each succeeding fiscal year of the Company.

     2.21 "Pro Forma Net Income" means as to any business unit for any Plan Year, the Controllable Profits of such business unit, minus allocations of corporate taxes, interest, and other expenses.

     2.22 "Retirement" means, with respect to any Participant, a termination of his or her employment with the Company and all affiliates pursuant to any mandatory executive retirement program adopted by the Company.

     2.23 "Return on Designated Assets" means as to any Plan Year, the Pro Forma Net Income of a business unit, divided by the average of beginning and ending business unit designated assets, or Net Income of the Company, divided by the average of beginning and ending designated corporate assets.

     2.24 "Return on Sales" means as to any Plan Year, the percentage equal to the Company's Net Income or the business unit's Pro Forma Net Income, divided by the Company's or the business unit's Annual Revenue.

     2.25 "Target Award" means the target award payable under the Plan to a Participant for the Plan Year, expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.

                                   SECTION 3

             SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

     3.1 Selection of Participants. On or prior to the Determination Date, the Committee, in its sole discretion, shall select the officers of the Company who shall be Participants for the Plan Year. In selecting Participants, the Committee shall choose officers who are likely to have a significant impact on the performance of the Company. Participation in the Plan is in the sole discretion of the Committee, and on a Plan Year by Plan Year basis. Accordingly, an officer who is a Participant for a given Plan Year in no way is guaranteed or assured of being selected for participation in any subsequent Plan Year or Years.

     3.2 Determination of Performance Goals. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Plan Year. Such Performance Goals shall be set forth in writing.

     3.3 Determination of Target Awards. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant's Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

     3.4 Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant's Target Award if the Performance Goals for the Plan Year are achieved, and (d) provide for an Actual Award greater than or less than the Participant's Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, no Participant's Actual Award under the Plan may exceed his or her Maximum Award.

     3.5 Determination of Actual Awards. After the end of each Plan Year, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Plan Year were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan, (a) the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, (b) if a Participant terminates employment with the Company prior to the end of a Plan Year for a reason other than Retirement, Disability or death, he or she shall not be entitled to the payment of an Actual Award for the Plan Year, and (c) if a Participant terminates employment with the Company prior to the end of a Plan Year due to Retirement, Disability or death, the Committee shall reduce his or her Actual Award proportionately based on the date of termination (and subject to further reduction or elimination under clause (a) of this sentence).

                                   SECTION 4

                               PAYMENT OF AWARDS

     4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

     4.2 Timing of Payment. Payment of each Actual Award shall be made within two and one-half calendar months after the end of the Plan Year during which the Award was earned.

     4.3 Form of Payment. Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in restricted stock granted under the Company's 1995 Equity Incentive Plan. The number of shares granted shall be determined by dividing the cash amount foregone by the fair market value of a share on the date that the cash payment otherwise would have been made. For this purpose, "fair market value" shall mean the closing price on the NASDAQ/National Market for the day in question. Any restricted stock so awarded shall vest over a period of not more than four years, subject to acceleration for termination of employment due to death, Disability, or Retirement.

     4.4 Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Plan Year, the Award shall be paid to his or her estate.

                                   SECTION 5

                                 ADMINISTRATION

     5.1 Committee is the Administrator. The Plan shall be administered by the Committee.

     5.2 Committee Authority. The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Code Section 162(m). Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law.

     5.3 Tax Withholding. The Company shall withhold all applicable taxes from any payment, including any federal, FICA, state, and local taxes.

                                   SECTION 6

                               GENERAL PROVISIONS

     6.1 Nonassignability. A Participant shall have no right to assign or transfer any interest under this Plan.

     6.2 No Effect on Employment. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant for the continuation of his or her employment for any Plan Year or any other period. Employment with the Company is on an at will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Plan Year such exercise occurs, to terminate any individual's employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

     6.3 No Individual Liability. No member of the Committee or the Board, or any officer of the Company, shall be liable for any determination, decision or action made in good faith with respect to the Plan or any award under the Plan.

     6.4 Severability; Governing. If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision had been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of California, with the exception of California's conflict of laws provisions.

     6.5 Affiliates of the Company. Requirements referring to employment with the Company or payment of awards may, in the Committee's discretion, be performed through the Company or any affiliate of the Company.

                                   SECTION 7

                           AMENDMENT AND TERMINATION

     7.1 Amendment and Termination. The Board may amend or terminate the Plan at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan's qualification under Code sec. 162(m), any such amendment shall be subject to stockholder approval.

(LOGO)  This Proxy Statement was printed on recycled paper.

                            APPLIED MATERIALS, INC.

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MARCH 14, 1995. This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints James C. Morgan and Donald A. Slichter, or either of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Applied Materials, Inc., to be held on Tuesday, March 14, 1995, at 3:00 p.m. and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:



                                      (continued and to be signed on other side)





  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.   Election of Directors
  M. Armacost, J. Bagley, H. Dwight, G. Farnsworth, P. Gerdine,
  T. Kawanishi, P. Low, D. Maydan, J. Morgan, A. Stein

INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.
_____________________________________________________________________________
_____________________________________________________________________________

2. To approve the adoption of the 1995 Equity Inventive Plan.

3. To approve the adoption of the Senior Executive Bonus Plan.

4. In their discretion, upon any and all matters as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED WILL BE NOTED FOR THE TEN NOMINEES FOR ELECTION, FOR PROPOSAL 2 AND FOR PROPOSAL 3> (Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)
Dated: _____________________________________________________________________
                        _ Signature
                          Signature (if held jointly)

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRED NO POSTAGE IF MAILED IN THE UNITED STATES.


FOR all nominees listed (except as indicated to the contrary)

WITHHOLD AUTHORITY to vote for all nominees listed

For  Against  Abstain


For  Against  Abstain

JANUARY 31, 1995

DEAR APPLIED MATERIALS STOCKHOLDER:

We cordially invite you to attend Applied Materials' 1995 Annual Meeting of Stockholders, which will be held in the Santa Clara Room at the Renaissance Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California on Tuesday, March 14, 1995 at 3:00PM. At the meeting, the stockholders will elect ten directors and vote on proposals to approve the adoption of the 1995 Equity Incentive Plan and Senior Executive Bonus Plan.

The 1995 Equity Incentive Plan, which replaces the expiring management and non-employee director option plans, gives the company the flexibility to use a wide variety of equity-based incentive vehicles. While the Company has no current plans to grant awards other than nonqualified stock options, the Board of Directors believes that this flexibility is important to enable the Company to adapt over time to changes in the labor market and in equity compensation practices based solely on past experience, we anticipate that the 6,300,000 shares for which we are requesting stockholder authorization will be sufficient to allow grants of awards over a period of approximately three(3) years. Because the Company will not use approximately 2,300,000 shares previously authorized by the stockholders for grant under the expiring plans, the incremental number of shares for which the company is requesting stockholder authorization is approximately 4,000,000.

The Board of Directors is pleased to announce the nomination of Tsuyoshi Kawanishi as a director of the Company. Mr. Kawanishi was most recently a senior executive vice and member of the Board of Directors of Toshibi Corporation. He has an excellent reputation in the semiconductor industry and will be a valuable addition to the Board. We look forward to working with him.

It is with reluctance that we inform you that Dr. Hiroo Toyoda, who served on the Board for ten years, will retire as a director upon conclusion of the annual meeting. He has been an outstanding contributor, a respected and trusted colleague and a good friend. We would like to thank him for his service to Applied Materials and wish him well.

I urge you to review the proxy materials carefully and to vote FOR the director nominees, FOR the adoption of the 1995 Equity Incentive Plan and FOR the adoption of the Senior Executive Bonus Plan.

SINCERELY,

JAMES C. MORGAN

                                        2